UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
VERAZ NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33391 (Commission File Number)	94-3409691 (I.R.S. Employer Identification No.)
926 Rock Avenue, Suite 20
San Jose, California 95131
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (408) 750-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 29, 2007, upon the recommendation of the Nominating Committee of Veraz Networks, Inc., the Veraz Board of Directors approved an offer to W. Michael West to join the Board of Directors of Veraz. On November 29, 2007, Mr. West accepted the offer and the size of the Board of Directors was increased to seven members. Mr. West became a member of the Veraz Board of Directors and was designated as a Class I director to serve until the next annual meeting of stockholders and until his successor is elected and qualified. Mr. West was also appointed to the Compensation Committee and the Governance Committee.
     Consistent with Veraz’s current compensation policy for outside directors, Mr. West will receive cash compensation at a rate of $10,000 per year for his services as a director. Mr. West will also receive cash compensation at a rate of $5,000 per year for his services as a member of the Compensation Committee and $5,000 per year for his services as a member of the Governance Committee. Under the Veraz Networks, Inc. 2006 Equity Incentive Plan (the “Plan”), Mr. West was automatically granted an option to purchase 15,000 shares of Veraz’s Common Stock on November 29, 2007, of which 25% of the option shares shall vest upon Mr. West’s completion of one year of continuous service measured from the date of grant, and the balance of which shall vest in a series of 36 successive equal monthly installments during Mr. West’s completion of each additional month of continuous service over the three-year period measured from the first anniversary of the date of grant, so that the initial grant will be fully vested and exercisable four years after the date of grant. Further, on the date of each annual meeting of Veraz’s stockholders, Mr. West will automatically be granted an option to purchase 5,000 shares of Veraz’s Common Stock on such date. The shares subject to each annual grant shall vest in a series of 48 successive equal monthly installments measured from the date of grant, so that each annual grant will be fully vested and exercisable four years after the date of grant. All such options are and will be granted with exercise price equal to 100% of the fair market value of Veraz’s Common Stock on the date of the option grant. The options are subject to accelerated vesting in the event of certain corporate transactions, as defined in the Plan. Additionally, Mr. West received a one-time grant of 10,000 Restricted Stock Units pursuant to the Plan. The Restricted Stock Units will vest in four equal yearly installments, so that all the Restricted Stock Units will be fully vested and exercisable four years after the date of grant.
Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated December 4, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Veraz Networks, Inc.
Dated: December 5, 2007	By:	/s/ Eric C. Schlezinger
Eric C. Schlezinger,
Assistant Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release, dated December 4, 2007.